Exhibit 10.4

Second Amendment to Term Sheet

Reference is made to the Term Sheet (the “Term Sheet”) dated as of August 5, 2003, and the First Amendment to Term Sheet (“First Amendment”), executed on or about August 11, 2003, by and among National Rural Telecommunications Cooperative (“NRTC”), North Central Communications and Iowa Lakes Electric Cooperative, on behalf of the Class certified in the United States District Court for the Central District of California, Case No. CV 00-2117 (the “Class”), and Hughes Communications Galaxy, Inc. and DIRECTV, Inc. (together, “DIRECTV”). NRTC, DIRECTV, and the Class may hereinafter be referred to collectively as the “Parties.” All defined terms used in the Term Sheet and First Amendment and not otherwise defined herein have the meanings set forth in the Term Sheet and First Amendment.

The Parties desire to make certain amendments to the Term Sheet and First Amendment, as set forth below.

Accordingly, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. The parenthetical in the second sentence of Section III (e) of the Term Sheet, as amended by the First Amendment, is modified by striking the words “within thirty days of Court approval of the settlement at or following a fairness hearing” and replacing those words with “by notice sent to NRTC on or before January 14, 2005”. The second sentence of Section III (e), as modified by this Second Amendment, reads in its entirety “The New Member Agreement must be approved by DIRECTV, which approval shall not be unreasonably withheld, and will include one of the following two options (each DBS participant accepting this settlement must choose Option 1 or Option 2 by notice sent to NRTC on or before January 14, 2005.”

2. The last sentence of Section III (e) of the Term Sheet, as amended by the First Amendment, is deleted in its entirety and replaced by the following: “The New DBS Distribution Agreement will also provide that NRTC may itself serve, or offer to other members or affiliates of NRTC New Member Agreements for, the territories of any non-accepting DBS participants (or accepting DBS participants who do not execute a New Member Agreement (with either Option 1 or 2 which may be selected by notice sent on or before January 14, 2005), or who rescind their New Member Agreements under the provisions of Section VI below, within 60 days after approval of this settlement and this Term Sheet by the Court) for the period comprising the term of the New DBS Distribution Agreement, on the same terms as the New Member Agreements.”

3. The first paragraph of Section VI shall be labeled “(a)” and the following language will be added at the end of Section VI as a new subsection (b): “(b) To the extent that the Court’s order approving the Class settlement is set aside by order or decision of a higher court on appeal or by the Court itself on remand or reconsideration (and provided such order or decision is not itself reversed and the settlement is not ultimately and finally approved), then the following shall apply:

1. The mutual releases and the dismissals between the Class and DIRECTV provided for in this Term Sheet shall not be effective; and

2. Any and all statutes of limitations and other time bars pertaining to the claims that were to have been released and/or dismissed shall be deemed tolled from the period of the dismissals through the date the Court’s approval order is set aside as set forth above.

3. (i) Any Class Member may, by notice provided to NRTC within 60 days after the date of entry of a Final Reversal, rescind its New Member Agreement, with the effect that (x) the mutual releases of NRTC and such Class Member set forth therein shall be void ab initio, and (y) neither NRTC nor such Class Member shall have any further obligations under the New Member Agreement, except that each party reserves all rights with respect to any of the obligations, if any, of the other party that accrued thereunder prior to the effective date of such rescission; and

    (ii) NRTC may, by notice provided to all Class Members within 90 days after the date of entry of a Final Reversal and to the extent permitted by applicable law or the terms of any Final Reversal, propose amendments to the New Member Agreement to address any issues raised by a Final Reversal, and any Class Member may, within 30 days of receipt, accept such amended New Member Agreement;

4. Any and all statutes of limitations and other time bars pertaining to any claims by or against any or all Class Members, which this Term Sheet contemplates will be released and/or dismissed but which ultimately are voided under subparagraphs 1 or 2 above, shall be deemed tolled from the date of entry of the dismissals through the date of entry of a Final Reversal, as set forth above; and

5. NRTC and DIRECTV agree that the settlement between NRTC and DIRECTV shall remain binding notwithstanding the entry of a Final Reversal regarding the approval of the Class settlement.”

This Second Amendment to Term Sheet is executed by the Parties on September 18, 2003, and is effective for all purposes as of the Effective Date.

The rest of this page is intentionally left blank. Signatures are on the following pages.

NATIONAL RURAL TELECOMMUNICATIONS COOPERATIVE

By:	/s/ BR Phillips III

Name:	BR Phillips III

Title:	President & CEO

Date:	Sept 23, 2003

NORTH CENTRAL COMMUNICATIONS

By:	/s/ F. Thomas Rowland

Name:	F. Thomas Rowland

Title:	President & CEO

Date:	Sept 19, 2003

IOWA LAKES ELECTRIC COOPERATIVE

By:	/s/ Terry L. Bruns

Name:	Terry L. Bruns

Title:	Exec. V/P & GM

Date:	Sept 23, 2003

DIRECTV, INC.

By:	/s/ Eddy W. Hartenstein

Name:	Eddy W. Hartenstein

Title:	Chairman & CEO

Date:	August 9, 2003

HUGHES COMMUNICATIONS GALAXY, INC.

By:	/s/ Robert M. Hall

Name:	Robert M. Hall

Title:	Vice President

Date:	August 10, 2003

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